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                                                                   EXHIBIT 10.43

                                                                [EXECUTION COPY]

                              EMPLOYMENT AGREEMENT

               This Employment Agreement is entered into as of February 27, 1998, by and between THE HARVEY ENTERTAINMENT COMPANY, a California corporation ("Company"), and DON GOLD ("Executive").

                                    RECITALS

               WHEREAS, Company and Executive desire to enter into this Agreement to assure Company of the exclusive services of Executive as the Senior Vice President - Harvey Home Entertainment and to set forth the rights and duties of the parties hereto.

               NOW THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the parties hereto agree as follows:

               1. REPRESENTATIONS AND WARRANTIES

               Executive represents and warrants that there are no agreements or arrangements, whether written or oral, that would be breached by Executive upon execution of this Agreement or that would prevent or impair Executive from rendering exclusive services to Company during the term hereof.

               2. TERMS OF EMPLOYMENT

                      (a) Subject to the provisions for termination set forth herein, the initial term of Executive's employment hereunder shall continue from March 16, 1998 until March 16, 2000 (the "Initial Term"). At the end of the Initial Term, Company shall have the option to extend this Agreement for two additional years by giving notice to the Executive of the foregoing at least 60 but not more than 120 days before the end of the Initial Term (as so determined, the "Term").

                      (b) Executive shall act as Company's Senior Vice President
- Harvey Home Entertainment and shall report to Company's Executive Vice President with respect to budgeting, finances, revenues and other economic considerations, and to Company's Chief Executive Officer as to creative and artistic decisions. Executive shall be responsible for overseeing the domestic marketing and distribution of home videos and other home entertainment products of the Company. Executive shall comply with all of the reasonable and customary employment policies of Company and its affiliates. The services to be rendered herein shall generally be performed at the principal offices of Company, currently in Century City, California. In addition, the services may be performed by Executive, from time to time, on a temporary travel basis at such other locations as Company shall reasonably request consistent with its reasonable business needs. Executive agrees to perform his services hereunder in a competent and professional manner, consistent with the skills to be possessed by a senior


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                                                                [EXECUTION COPY]

employee of Company.

               3. RESTRICTIONS ON OUTSIDE BUSINESS ACTIVITIES/CONFIDENTIAL INFORMATION

                      (a) Except as set forth below, during the Term of this Agreement, Executive shall devote his exclusive energies, interests, abilities and productive business time to perform all the duties required of and from his pursuant to the terms of this Agreement. During the Term of this Agreement and of the Executive's employment by Company, Executive shall not, directly or indirectly, engage in any business for his own account which is competitive with the business of Company or Company's affiliates or enter into the employ of or render any services to any persons engaged in businesses competitive with that of Company, or acquire any interest in any business competitive with the businesses of Company in any capacity, whether as an employee, consultant, investor, agent, principal, trustee, shareholder or director, or induce any customer or supplier of Company to terminate its relationship with Company. Notwithstanding the foregoing, Executive may acquire, solely as an investment, ownership of securities of publicly traded companies which may be competitive with Company's business provided, however, that Executive may own no more than one percent (1%) of such competitive company's publicly traded securities. Executive agrees that his services hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them particular value, the loss of which cannot be reasonably or adequately compensated in an action of law for damages. Executive further agrees that any breach hereunder, including the breach of Executive's obligation of non-competition, will cause Company irreparable injury and, therefore, Executive agrees that Company is entitled to seek injunctive and other equitable relief to prevent a breach or threatened breach of this Agreement which shall be in addition to any other rights or remedies to which Company may be entitled. Executive may continue the activities set forth on Exhibit B hereto (the "Permitted Activities"), provided, however, that Executive shall at all times perform his obligations under this Agreement before engaging in the Permitted Activities. At such time that Company gives notice to Executive that the Permitted Activities are interfering with Executive's obligations under this Agreement, Executive shall cease the Permitted Activities immediately.

                      (b) Executive with keep secret all material confidential matters of Company and its Affiliates which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of Company or its Affiliates, either during or after the Term, except with Company's written consent and except for such disclosure as is necessary in the performance of Executive's duties during the Term.

                      (c) Executive will deliver promptly to Company on termination of the Term or at any other time Company may so request, at Company's expense, all confidential memoranda, notes, records, reports and other documents (and all copies thereof) relating to Company's and its Affiliates' business, which Executive obtained while employed by, or otherwise serving or acting on behalf of, Company, or which Executive may then possess or have


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                                                                [EXECUTION COPY]

under his control.

               4. COMPENSATION AND BENEFITS

                      (a) Company shall pay a "Basic Salary" to Executive at the rate of One Hundred Fifty Thousand Dollars ($150,000) for the first year of the Initial Term and One Hundred Sixty Five Thousand Dollars ($165,000) for the second year of the Initial Term. If the Term extends beyond the Initial Term pursuant to Section 2(a) hereunder, the parties shall negotiate an increase in the Basic Salary for such additional years which shall be no less than 10% of the Basic Salary in the final year of the Initial Term. The Basic Salary shall be payable in equal bi-monthly installments for the Term subject to the terms and conditions contained herein.

                      (b) In addition to this Basic Salary, Executive shall receive (i) a one-time signing bonus of Twenty Thousand Dollars ($20,000) upon executing this Agreement, (ii) in the first year of the Initial Term a bonus equal to three percent (3%) of the amount by which Net Profits exceed $3,000,000, (iii) in the second year of the Initial Term a bonus equal to four percent (4%) of the amount by which Net Profits exceed $3,000,000, and (iv) if the Term is extended beyond the Initial Term, for each additional year of employment a bonus equal to a percentage to be negotiated in good faith by the parties of the amount by which Net Profits for such year exceed $3,000,000, provided, however, that such percentage shall not be less than four percent (4%). Bonuses to be paid pursuant to (ii), (iii) and (iv) above shall be paid on or around February 15 of the year following the year upon which the bonus is based. If Net Profits from the Company's domestic home entertainment business activities under the direction and supervision of Executive which accrue during any year of Executive's employment under this Agreement are less than or equal to $3,000,000, Executive shall not receive any bonus for that year under this
Section 4(b). "Net Profits" shall mean the gross profits from sales of Company's entertainment programming sold for viewing on home video devices developed under the direction and supervision of Executive which accrue and are recognized during the Term of Executive's employment under this Agreement on a yearly basis ("Gross Profits") (as determined according to generally accepted accounting principles ("GAAP")) less any and all expenses incurred during each such year associated with or relating to the generation of such Gross Profits and the operation of the Company's domestic home video business including, but not limited to, Executive's salary, the salary of other staff in Company's domestic home video business division, and an allocable portion of general corporate overhead expenses (e.g., legal, accounting, rent, utilities, copying, word processing), development costs and production costs (as determined according to
GAAP). Gross Profits and Net Profits shall be determined by the senior financial officer of the Company and such determination shall be conclusive and binding absent a showing of manifest error. All disputes between Executive and Company arising in connection with this Section 4(b) shall be finally settled by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association ("Rules") by one or more arbitrator(s) appointed in accordance with the Rules. The expense of such arbitration shall be borne in accordance with the award of the arbitrator(s). Any such award rendered pursuant to this arbitration provision shall be final and binding upon the parties to such arbitration, and may be


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                                                                [EXECUTION COPY]

entered in any court having jurisdiction.

                      (c) Subject to the Board's approval to be sought in March 1998, Executive shall receive options to purchase 20,000 shares of Company Common Stock at a market price equal to the closing price on the date of approval. Ten thousand (10,000) shares shall vest, subject to continued employment, on each of the first and second anniversary hereof and shall be subject to and issued in accordance with the terms of the Stock Option Agreement attached hereto as Exhibit A.

                      (d) Executive shall be entitled to health, dental and all other insurance benefits which are made generally available to senior employees and their families of Company. In addition, Executive shall be entitled to participate in Company's profit sharing and pension plan on the same terms as other senior employees of Company. These benefits and plans may change from time to time in accordance with Company policies and procedures.

                      (e) Executive shall be entitled to three weeks (15 days) of paid vacation per year during the Term, such vacation to accrue at the rate of 1-1/4th days per month. Vacation may only be taken after consultation with Company's Executive Vice President at times convenient to Company's reasonable business needs.

                      (f) During the Term, Executive shall receive Seven Hundred Dollars ($700) per month for the reasonable business cost of leasing or purchasing an automobile, gas and maintenance plus Company shall reimburse Executive for his annual car insurance and registration expenses. Executive shall add Company to Executive's automobile insurance policy as an additional insured. Executive shall provide Company with appropriate documentation respecting Executive's business use of his automobile and his annual car insurance and registration expenses, and acknowledges that Executive may be determined to have received compensation income with respect to that portion of Executive's automobile allowance and expense reimbursement not attributable to business use.

                      (g) Notwithstanding any other provisions herein, the Maximum Total Compensation of Executive in the first year of the Initial Term shall be Three Hundred Thousand Dollars ($300,000); in the second year of the Initial Term shall be Three Hundred Fifty Thousand Dollars ($350,000); if the Initial Term is extended, in the third year of the Term shall be Four Hundred Thousand Dollars ($400,000); and, if the Initial Term is extended, in the fourth year of the Term shall be Four Hundred Fifty Thousand Dollars ($450,000). "Maximum Total Compensation" for a given year shall include Basic Salary, bonuses and automobile allowance in such year.

                      (h) Company shall reimburse Executive for expenses which are business-related such as his cellular phone expenses upon receipt from Executive of documentation evidencing such expenses.


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                                                                [EXECUTION COPY]

                      (i) Executive shall be entitled to travel in "business class" when he is required to travel by airplane for the Company.

                      (j) Upon Company's receipt of documentation of such legal fees, Company will pay to Executive's attorney the sum of no more than $2,000 for reviewing and negotiating this Agreement.

               5. CONTINUATION OF COMPENSATION

               All compensation, as well as any other employment benefits which Executive may otherwise receive from Company during Term of this Agreement, shall be paid less income tax withholding and other normal employee deductions. Except as set forth herein, Company shall have no continuing obligation to make any compensation payments after the termination of Executive's employment with Company.

               6. TERMINATION FOR CAUSE

               This Agreement, the employment of Executive, and any future obligation of Company to make salary or other future payments hereunder, may be terminated by Company "for cause" upon any of the following events:

                      6.1 Executive has committed fraud, defalcation, misappropriation or any similar act;

                      6.2 Executive is in default in the performance of Executive's obligations, services or duties hereunder, which shall include, without limitation, Executive's disregarding the instruction from Company's Executive Vice President or Company's Chief Executive Officer concerning the conduct of his duties hereunder, Executive's abuse of expense accounts, Executive's acting in a manner inconsistent with the policies of Company, its Chief Executive Officer or its Board of Directors, or if Executive has breached any material provision of this Agreement;

                      6.3 Executive is grossly negligent or engages in willful misconduct in the performance of his duties hereunder;

                      6.4 Executive has engaged in illegal activities which have an adverse impact on Company, other than de minimis violations of civil law which can be cured without material adverse impact to Company, unless such violations indicate a pattern of conduct which, in the aggregate, materially adversely impact Company;


                      6.5 Executive has developed or pursued interest materially adverse to those of Company or any of its affiliates; or

                      6.6 Executive has contributed to Company's financial condition


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                                                                [EXECUTION COPY]

undergoing or having undergone any material adverse change.

               7. TERMINATION WITHOUT CAUSE

               The employment of Executive and, except as otherwise provided in
Section 7.1(c) hereof, any future obligation of Company to make salary or other payments hereunder, may be terminated "without cause" as follows:

                      7.1 by mutual agreement of the parties hereto;

                      7.2 by Company, pursuant to the provisions of Section 9 of this Agreement (Illness or Incapacity);

                      7.3 automatically, on Executive's death or disability; or

                      7.4 upon the expiration of the Term of this Agreement.

               8. EFFECT OF TERMINATION

               If Executive's employment is terminated by Company for cause or by Executive without cause as described in Paragraphs 6 and 7 above or in Paragraph 9 below, Executive shall be entitled to accrued salary, a pro rata portion of any bonus (which shall be paid at the times set forth in Paragraph 4(c) above), vacation accrued through the date of termination and unreimbursed business expenses accrued through the date of termination and the obligations of Company under the terms of the Agreement shall be of no further force and effect. If Executive's employment is terminated by Company for reasons other than as specified hereinabove, Executive shall receive (i) a lump-sum payment equal to the Basic Salary, without increase that Executive would have earned through the remainder of the Term of this Agreement if this Agreement had not been terminated (paid within thirty (30) days after the date of termination),
(ii) any bonus pursuant to Section 4(b) that Executive would have earned through the remainder of the Term of this Agreement if this Agreement had not been terminated (paid on or around February 15th of each year an amount is due as provided in Section 4(b)) and (iii) the car allowance that Executive would have earned through the remainder of the Term of this Agreement if this Agreement had not been terminated (paid on a monthly basis) (such lump-sum payment, bonus payments and car allowance payments being called the "Mitigation Amount") plus unreimbursed business expenses, vacation and bonus accrued through the date of termination. The Mitigation Amount owed by Company pursuant to this Section 8 shall be reduced by any and all compensation or other amounts that Executive receives after termination in connection with his rendering of services to any third party.


               9. ILLNESS OR INCAPACITY

               If during the Term of this Agreement, Executive shall be unable to perform his duties hereunder for a period exceeding twelve (12) consecutive weeks or sixteen (16) weeks in


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                                                                [EXECUTION COPY]

the aggregate out of any fifty-two (52) consecutive weeks by reason of illness or incapacity; this Agreement may be terminated by Company at its election pursuant to the provisions of Section 7 hereof.

               10. CONFIDENTIAL INFORMATION

               Because of his employment by Company, Executive will have access to trade secrets and confidential information about Company, its products, its customers, and its methods of doing business. Executive agrees that he will not disclose any confidential information of or concerning Company during the Term and after termination of this Agreement.

               11. OWNERSHIP OF INTANGIBLES

               All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by Executive either alone or with others, during the Term of Executive's employment, whether or not conceived during working hours shall be the sole property of Company and Executive shall execute such further instruments as may be necessary to reflect the foregoing.

               12. INDEMNIFICATION

               Company shall indemnify, defend and hold Executive harmless from and against any and all damages, deficiencies, claims, demands, suits, actions, judgments, liabilities, losses, expenses and costs (including attorneys' fees), and amounts paid in any settlement, incurred or suffered by Executive, arising out of or in connection with Executive's duties or services for or on behalf of Company, or any affiliate of Company, pursuant to this Agreement or by reason of the fact that Executive is or was an agent of Company, provided that Executive acted in good faith and in a manner Executive reasonably believed to be in the best interests of Company. Company shall advance to Executive all costs and expenses incurred by Executive and/or his agents in advance of the final disposition of any proceeding for which indemnification is required hereunder. The indemnification provided herein shall not in any manner limit or restrict other indemnification provisions provided in Company's Articles of Incorporation or Bylaws, and shall survive termination of this Agreement with respect to claims from or relating to acts or omissions alleged to have occurred during the Term.

               13. CHOICE OF LAW

               The formation, construction and performance of this Agreement shall be construed in accordance with the law of the State of California.


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                                                                [EXECUTION COPY]

               14. INTEGRATION

               This Agreement contains the entire agreement between Executive and Company and supersedes all prior oral and written agreements, understandings, commitments, and practices between the parties and their affiliates.

               15. NOTICES

               Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two days after the deposit in the United States mails, as follows:

      if to Executive, to:                   with a copy to:

      Don Gold                               Linda Benjamin, Esq.
      c/o Linda Benjamin, Esq.               Garvin, Davis & Benjamin, LLP
      Garvin, Davis & Benjamin, LLP          9200 Sunset Boulevard
      9200 Sunset Blvd., Penthouse 25        Penthouse 25
      Los Angeles, California  90069         Los Angeles, California 90069
      Fax:  (310) 278-7306               Fax:  (310) 278-7306

      if to Company, to:                     with a copy to:
      The Harvey Entertainment Company       Gary J. Cohen, Esq.
      1999 Avenue of the Stars               Sidley & Austin
      Suite 2050                             555 West 5th St., Suite 4000
      Los Angeles, California  90067         Los Angeles, California  90013
      Attn:  Gregory M. Yulish



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                                                                [EXECUTION COPY]

               16. EXECUTION

               Executed by the parties and effective as of the day and year first above written.


THE HARVEY ENTERTAINMENT COMPANY


By:_____________________________                  _____________________________
        Gregory M. Yulish                         Don Gold
        Vice President


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                                                                [EXECUTION COPY]

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


        This Stock Option Agreement (the "Agreement") dated as of February __, 1998 entered into between THE HARVEY ENTERTAINMENT COMPANY, a California corporation ("Company"), and DON GOLD ("Optionee"). [This Option is granted under, and is governed by, The Harvey Entertainment Company 1997 Stock Option Plan (the "Plan")].

        1. GRANT OF OPTION. The Company hereby grants to Optionee the option ("Option") to purchase upon, and subject to, the terms and conditions set forth herein, all or any part of 20,000 shares of Company's common stock ("Common Stock") at a price of $____ per share. The Option granted hereunder is not intended to qualify as an "Incentive Stock Option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

        2. TERM AND EXERCISABILITY.

               (a) The term of the Option granted hereunder shall commence as of the date hereof and shall terminate on the tenth anniversary hereof (the "Expiration Date"), unless sooner terminated in accordance with the provisions set forth herein or in the Plan;

               (b) The Option shall vest over a two-year period in accordance with the following schedule: (i) on the first anniversary hereof with respect to one-half of the number of shares of Stock subject to the Option, (ii) on the second anniversary hereof with respect to an additional one-half of the number of shares of Stock subject to the Option, and (iii) as otherwise provided pursuant to Sections 2(c) hereof;

               (c) The Option shall vest in its entirety and be immediately exercisable upon the consummation of a merger, consolidation or other reorganization of the Company, completion of a tender offer for more than 50% of the Company's outstanding capital stock or sale of all or substantially all of the assets of the Company to any person other than AKAUSA Limited and its affiliates (a "Change of Control"). On a Change of Control, the following provisions shall apply:

                    (i) In the event of a Change of Control in which the
                consideration received by the Company's shareholders in exchange for their shares of the Company's Common Stock consists solely of cash, the Option shall be deemed to have been exercised in full immediately prior to the consummation of such Change of Control and, in connection with such exercise, Optionee shall receive a cash amount equal to the difference between the exercise price of the Option and the price per share of Common Stock received by the holders of the Company's Common Stock pursuant to such Change of Control.


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                    (ii) In the event of a Change of Control in which the
                consideration received by the Company's shareholders in exchange for their shares of the Company's Common Stock does not consist solely of cash, the Option shall thereafter be exercisable for the number of shares of stock or other securities and the amount of cash or other property, if any, that Optionee would have received pursuant to such Change of Control in respect of the shares of Common Stock underlying the Option had the Option been exercised immediately prior thereto.

               (d) If the Optionee's employment by the Company terminates for any reason other than good cause, death or disability, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee until and including the earliest to occur of (i) the date which is three (3) months after the effective date of the Optionee's termination of employment and (ii) the Expiration Date of the Options.

               (e) If the Optionee's employment by the Company terminates by reason of death or disability, the Option shall be exercisable only to the extent it is exercisable on the date of death or disability and may thereafter be exercised by the Optionee until and including the earliest to occur of (i) the date which is one (1) year after the date of death or disability and (ii) the Expiration Date.

               (f) If the Optionee's employment by the Company terminates for good cause, the Option shall terminate automatically on the effective date of the Optionee's termination of employment.

               (g) If the Optionee dies during the period set forth in Section 2(e) following termination of employment by reason of disability, or if the Optionee dies during the period set forth in Section 2(d) following termination of employment for other than good cause, the Option shall be exercisable only to the extent it is exercisable on the date of death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until and including the earliest to occur of (i) the date which is one (1) year after the date of death and (ii) the Expiration Date. After death, such Option may, to the extent that it remains unexercised (but exercisable by the Optionee according to such Option's terms) upon the date of such death, be exercised by the person or persons to whom the Optionee rights under the Option shall pass by the Optionee's will or by the laws of descent and distribution.

        3. EXERCISE OF OPTION.

               3.1 NOTICE. The Option shall be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised, together with the form of payment allowed in the Plan. If the Option is being exercised by any person(s) other than Optionee, notice shall be accompanied by proof, satisfactory to counsel for


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                                                                [EXECUTION COPY]

the Company, of the right of the applicable person(s) to exercise the Option. Not less than one hundred (100) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under the Option and in no event may the Option be exercised with respect to fractional shares.

               3.2 WITHHOLDING TAX. Optionee may not exercise all or any portion of the Option granted hereunder unless and until Optionee shall have made all arrangements which the Company and its counsel shall deem necessary to satisfy the Company's federal and state income tax withholding obligations, including paying to the Company the amount of any taxes which the Company may be required to withhold with respect thereto, as provided in the Plan.

        4. NONTRANSFERABILITY; DISABILITY OR DEATH OF OPTIONEE. The Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable only by Optionee or the Optionee's guardian or legal representative during his lifetime. After death, the persons to whom Optionee's rights under the Option shall have passed by order of a court of competent jurisdiction, by will or by the applicable laws of descent and distribution or the executor or administrator of Optionee's estate, shall have the right to exercise the Option, pursuant to the terms of this Agreement and the Plan. Except as permitted by the preceding sentence, no option granted hereunder may be transferred. assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of any option granted hereunder. such option and all rights thereunder shall immediately become null and void.

        5. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall have no rights as a stockholder with respect to the Common Stock until the date of issuance of stock certificates to Optionee. No adjustment will be made for dividends or other rights for which the record date is prior to the date the stock certificates are issued.

        6. NOTIFICATION OF SALE. Subject to Section 7 hereof, Optionee agrees that Optionee, or any person acquiring shares upon exercise of the Option, will notify the Company not more than five (5) days after any sale or other disposition of such shares.

        7. HOLDING OF STOCK AFTER EXERCISE OF OPTION. Optionee hereby represents and covenants that (a) any share of Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act or applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee shall submit a written statement, in form satisfactory to counsel for the Company, to the effect that such representation (x) is true and correct as of the date of purchase


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                                                                [EXECUTION COPY]

of any shares hereunder, or (y) is true and correct as of the date of any sale of any such shares, as applicable. A legend to the foregoing effect shall be placed upon any shares received upon exercise of this Option. As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board or any committee authorized by the Board shall in its sole discretion deem necessary or advisable.

        8. DELIVERY OF CERTIFICATES.

               Upon the exercise of the Option in whole or in part, the Company shall deliver one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.2.

        9. ADJUSTMENTS.

               In the event of any change in the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization, or any distribution to holders of Common Stock other than a cash dividend, the number and class of shares available under this Plan, the number and class of shares under each outstanding option and the purchase price per share, shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without a change in the aggregate purchase price.

        10. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder.

        11. NOTICES. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Chief Financial Officer as its main office, and any notice to Optionee shall be addressed to Optionee's address on file with the Company or a subsidiary corporation, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed enveloped and addressed as stated above, and deposited. postage prepaid, in a post office or branch post office regularly maintained by the United States government. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Optionee in person, and to the Company by personal delivery to its Chief Financial Officer.

        12. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the internal laws of the State of California.


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                                                                [EXECUTION COPY]

        13. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original and which together shall constitute one and the same instrument.

        Please confirm your agreement to the foregoing by signing below where indicated.


                               THE HARVEY ENTERTAINMENT COMPANY,
                               a California corporation


                               By:     /s/ Gregory M. Yulish
                                  -------------------------------
                               Name:
                                     Title:


AGREED AND ACCEPTED:


/s/ Don Gold
-------------------------------
DON GOLD

                                                                [EXECUTION COPY]

                                    EXHIBIT B

                              PERMITTED ACTIVITIES


               None.